UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2014

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS 75266-0199
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 17, 2014, the stockholders elected TI’s Board of Directors and voted upon four Board proposals contained within our Proxy Statement dated March 4, 2014.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Ralph W. Babb, Jr.	883,664,832	2,308,389	1,726,151	84,782,224
Mark A. Blinn	883,654,994	2,209,519	1,834,859	84,782,224
Daniel A. Carp	878,151,632	7,689,936	1,857,804	84,782,224
Carrie S. Cox	879,493,794	6,484,249	1,721,329	84,782,224
Ronald Kirk	882,812,528	3,171,487	1,715,357	84,782,224
Pamela H. Patsley	868,383,639	17,482,784	1,832,949	84,782,224
Robert E. Sanchez	880,869,764	4,865,220	1,964,388	84,782,224
Wayne R. Sanders	878,416,747	7,309,803	1,972,822	84,782,224
Ruth J. Simmons	877,096,428	8,734,013	1,868,931	84,782,224
Richard K. Templeton	863,369,944	18,112,068	6,217,360	84,782,224
Christine Todd Whitman	876,351,421	9,777,333	1,570,618	84,782,224

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	857,188,085	26,166,859	4,344,428	84,782,224

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2014	957,686,272	12,399,087	2,396,237

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal to approve the TI Employees 2014 Stock Purchase Plan	877,353,585	5,879,381	4,466,406	84,782,224
Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal to reapprove the material terms of the performance goals under the Texas Instruments 2009 Long-Term Incentive Plan	847,133,261	37,910,153	2,655,958	84,782,224

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 21, 2014	By:	/s/ JOSEPH F. HUBACH
Joseph F. Hubach
Senior Vice President, Secretary and General Counsel